Corporate Presentation August 8, 2019

• Certain statements contained in this presentation and in the accompanying oral presentation, other than Disclosures statements of fact that are independently verifiable at the date hereof, may constitute forward-looking statements. Examples of such forward-looking statements include those regarding investigational drug candidates and clinical trials and the status and related results thereto, as well as those regarding continuing and further development and commercialization efforts and transactions with third parties. Such statements, based as they are on the current analysis and expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond BeiGene’s control. Such risks include but are not limited to: the impact of general economic conditions, general conditions in the pharmaceutical industries, changes in the global and regional regulatory environments in the jurisdictions in which BeiGene does business, market volatility, fluctuations in costs and changes to the competitive environment. Consequently, actual future results may differ materially from the anticipated results expressed in the forward- looking statements. In the case of forward-looking statements regarding investigational drug candidates and continuing further development efforts, specific risks which could cause actual results to differ materially from BeiGene’s current analysis and expectations include: failure to demonstrate the safety, tolerability and efficacy of our drug candidates, final and quality controlled verification of data and the related analyses, the expense and uncertainty of obtaining regulatory approval, including from the FDA, NMPA (formerly CFDA/CDA) and EMA, the possibility of having to conduct additional clinical trials and BeiGene’s reliance on third parties to conduct drug development, manufacturing and other services. Further, even if regulatory approval is obtained, pharmaceutical products1 are generally subject to stringent on-going governmental regulation, challenges in gaining market acceptance and competition. These statements are also subject to a number of material risks and uncertainties that are described in BeiGene’s filings with the Securities and Exchange Commission (SEC). The reader should not place undue reliance on any forward-looking statements included in this presentation or in the accompanying oral presentation. These statements speak only as of the date made, and BeiGene is under no obligation and disavows any obligation to update or revise such statements as a result of any event, circumstances or otherwise, unless required by applicable legislation or regulation. • Some of the clinical data in this presentation relating to BeiGene’s investigational drug candidates is from early phase, single-arm trials. When such data or data from later stage trials are presented in relation to other investigational or marketed drug products, the presentation and discussion are not based on head-to-head trials between BeiGene’s investigational drug candidates and other products. BeiGene is still conducting clinical trials and, as additional patients are enrolled and evaluated, data on BeiGene’s investigational drug candidates may change. • This presentation and the accompanying oral presentation contains data and information obtained from third- party studies and internal company analysis of such data and information. BeiGene has not independently verified the data and information obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications noted above. 2

BeiGene At-A-Glance

Fully-integrated global biotech company with internal capabilities in research, clinical development, commercialization and manufacturing

2,700+ employees
10 offices on 4 continents
Trials in 34 countries and regions

- ~300 research
- 1000+ global clinical
- 600+ commercial

Key catalysts in 2019 / 20 including expected product approvals and up to 10 Phase 3 or potentially registration-enabling trial readouts could further transform the company

Broad product portfolio and pipeline

- Three wholly owned late-stage candidates including two currently under regulatory review
- 26 Phase 3 or potentially registration-enabling trials ongoing, 60+ studies in total
- Balanced portfolio of 13 clinical or commercial stage assets including 6 internally developed and 7 in-licensed
- Growing commercial business, from $15.6M in 4Q:17 to $58.1M in 2Q:19 since transition to BeiGene



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Our Strategies -- Building a Leading Global Innovative Biotech Company From China With the utmost commitment to patients, quality, and science Realize two large near-term commercial opportunities • Global opportunity for potentially best-in-class BTK inhibitor zanubrutinib • Opportunity for differentiated anti-PD-1 antibody tislelizumab in China and beyond Strengthen key strategic capabilities • Global clinical development • Commercial platform Capture opportunities created by regulatory reforms in China • Accelerate global development through China-inclusive global trials • Continue to expand our portfolio by leveraging our strong clinical capabilities Pursue a new global model for growth by leveraging China’s reimbursement expansion • Expanded commercial base in China lowers per-patient R&D investment and allows greater access • Uniquely positioned due to strong China presence and global development 4

Our Leadership Team

Attracting global talent to build a world-class team



John V. Oyler
Founder, CEO, and Chairman
BioDuro, Galenea, Telephia,
Genta, McKinsey & Company



Xiaodong Wang, Ph.D.
Founder and Chairman SAB
NIBS: National Institute of Biological Sciences in Beijing, UT Southwestern Medical Center,
Howard Hughes Medical Institute,
National Academy of Sciences



Xiaobin Wu, Ph.D.
GM of China, President
Pfizer
Wyeth
Bayer



Howard Liang, Ph.D.
CFO and Chief Strategy Officer
Leerink
Abbott



Eric Hedrick, M.D.
Chief Advisor
Genentech
Pharmacyclics
Epizyme



Jane Huang, M.D.
Chief Medical Officer, Hematology
Genentech
Acerta



Yong Ben, M.D.
Chief Medical Officer, Immuno-Oncology
BioAtla
AstraZeneca



Wendy Yan
SVP, Global Head of Regulatory Affairs
Bayer
AstraZeneca



Lai Wang, Ph.D.
SVP, Head of Global Research, Clinical Operation & Biometrics and APAC Clinical Development
UT Southwestern Medical Center



Anita Wu
Chief Commercial Officer, Greater China
Sanofi
AstraZeneca
Pfizer



Lily Liu
VP, Head of Marketing, Greater China
Takeda
Pfizer



Josh Neiman
Head of U.S. Commercial
Flatiron Health
Onyx Pharmaceuticals
Genentech



Scott Samuels, Esq.
SVP, General Counsel
ARIAD
Mintz Levin



Todd Yancey, M.D.
SVP, Global Medical Affairs & New Market Development
BioMarin, Medivation
Clovis Oncology, Onyx



Guillaume Vignon, Ph.D.
SVP, Business Development
Merck

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5

BeiGene Product Portfolio and Pipeline

Three marketed products in China, three late-stage assets, seven early-stage clinical assets

Global
China

	ASSETS	PROGRAMS	DOSE ESC. PH1a	DOSE EXPANSION PH1b	DOSE EXPANSION PH2*	PIVOTAL PH2**	PIVOTAL PH3	FILED	COMMERCIAL RIGHTS
Internally Developed	zanubrutinib (BTK)	monotherapy	R/R MCL, R/R CLL/SLL (NDAs accepted)						Global
			R/R WM						
			WM, 1L CLL/SLL, R/R CLL/SLL						
			R/R MZL						
		+ GAZYVA® (CD20)	R/R FL						
	tislelizumab (PD-1)	monotherapy	R/R cHL, 2L+ UC (NDAs accepted)						Global
			2L NSCLC, 1L HCC, 2L ESCC						
			2L/3L HCC						
			R/R NK/T-cell lymphoma						
		+ chemo	1L Sq. NSCLC, 1L Non-Sq. NSCLC, 1L NPC, 1L SCLC						
			1L GC, 1L ESCC						
		+ pamiparib (PARP)	Solid tumors						
		+ zanubrutinib (BTK)	B-cell malignancies						
	pamiparib (PARP)	monotherapy	1L platinum-sensitive GC maintenance						Global
			2L platinum-sensitive OC maintenance						
			3L gBRCA+ OC						
			Solid tumors						
		+ TMZ (chemo)	Solid tumors						
		+ RT/TMZ (RT/chemo)	Glioblastoma						
	lifirafenib (RAF Dimer)	monotherapy	B-Raf- or K-RAS/N-RAS-mutated solid tumors						Global
			B-Raf- or K-RAS/N-RAS-mutated solid tumors						
	BGB-A333 (PD-L1)	monotherapy & + tislelizumab	Solid tumors						Global
	BGB-A425 (TIM-3)	monotherapy & + tislelizumab	Solid tumors						Global
Collaborations	REVLIMID®	(IMiD)	R/R MM (marketed), NDMM (marketed), R/R NHL (Ph3)						China
	ABRAXANE®	(albumin-bound paclitaxel)	Breast cancer (marketed), Metastatic pancreatic cancer (filed)						China
	VIDAZA®	(hypomethylating agent)	MDS, AML with 20-30% bone marrow blasts, CMML (marketed)						China
	sitravatinib	(multi-kinase inhibitor)[1]	NSCLC, RCC, OC, Melanoma, HCC/GEJ						Asia ex-Japan, NZ, AU
	ZW25	(bispecific HER2 antibody)[2]	Planned (in Ph2 ex-China by Zymeworks)						Asia ex-Japan, NZ, AU
	ZW49	(bispecific anti-HER2 ADC)[2]	Planned (in Ph1 ex-China by Zymeworks)						Asia ex-Japan, NZ, AU
	avadomide	(CC-122, CELMoD)	Planned (in Ph1b ex-China by Celgene)						China

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. **Confirmatory clinical trials post approval are required for accelerated approvals. ***REVLIMID® approved as a combination therapy with dexamethasone. 1.Collaboration with Mirati Therapeutics, Inc; APAC study; 2. Collaboration with Zymeworks

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Two Late-Stage Assets Represent Significant Commercial Opportunities

	zanubrutinib Potentially Best-in-Class BTK Inhibitor	tislelizumab PD-1 Inhibitor Targeting Asia-Prevalent Tumors
CLASS REVENUE & FORECAST**	▪ 2018 Global: $4.2 Bn ▪ 2025E Global: $13.8 Bn ▪ 2025E China: $1.3 Bn	▪ 2018 Global^: $15.5 Bn ▪ 2025E Global^: $57.4 Bn ▪ 2025E China^: $12.1 Bn
KEY TARGET INDICATIONS	Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma, Waldenstrom's Macroglobulinemia, Mantle Cell Lymphoma, Follicular Lymphoma, Marginal Zone Lymphoma	Lung, liver, gastric, and esophageal cancers, classical Hodgkin's lymphoma, urothelial carcinoma, nasopharyngeal
CLINICAL DATA*	86-patient R/R MCL[1] ▪ 84% ORR ▪ 59% CR 73-patient WM[2] ▪ 92% ORR, 82% MRR ▪ 41% VGPR 91-patient R/R CLL/SLL[3] ▪ 85% ORR ▪ 5% CR	70-patient China pivotal Ph2 R/R cHL[4] ▪ 87% ORR ▪ 63% CR 104-patient China pivotal Ph2 2L+ UC[5] ▪ 23% ORR ▪ 8% CR
FILING PROGRESS	▪ NDAs for R/R MCL and R/R CLL/SLL accepted by NMPA ▪ Priority review status granted to NDAs in R/R MCL and R/R CLL/SLL ▪ Fast Track in WM and Breakthrough Therapy in MCL by U.S. FDA	▪ NDAs for cHL and UC in China accepted by NMPA ▪ Priority review granted by NMPA

1. ICML 2019 Song et. al.; 2. EHA 2019 Trotman et. al.; 3. ICML 2019 Xu et. al.; 4. EHA 2019 Song et. al. 5. China pivotal Phase 2 trial, BeiGene press release May 30, 2019. *All data are from independent review committee (IRC) assessment. **Frost&Sullivan analysis; RMB:USD conversion: 6.5:1. ^For PD-1 & PD-L1 class; BTK: Bruton's Tyrosine Kinase; cHL: Classical Hodgkin's Lymphoma; CLL/SLL: Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma; CR: Complete Response; FL: Follicular Lymphoma; f/u: Median follow up time; MCL: Mantle Cell Lymphoma; MZL: Marginal Zone Lymphoma; MRR: Major Response Rate; NDA: New Drug Application; NMPA: National Medical Products Administration; ORR: Overall Response Rate; PD-1: Programmed Cell Death-1; R/R: Relapsed/Refractory; UC: Urothelial Carcinoma; VGPR: Very Good Partial Response; WM: Waldenstrom's Macroglobulinemia; R/R: Relapsed / Refractory.

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Zanubrutinib Broad Clinical Development Program

Eight ongoing potentially registration-enabling studies

MCL	Pivotal Phase 2 (n=86) in R/R MCL zanu monotherapy, PE: ORR Initiated: Mar 2017, Enrollment complete: Sep 2017	Phase 3 (n=500) in 1L MCL R+zanu vs. R+chemo, PE: PFS Initiated: TBD	Phase 1 cohort (n=45) in MCL zanu monotherapy, PE: Safety RP2D Initiated: Aug 2014
WM	Phase 3 (n=229) in WM (ASPEN) zanu vs. ibrutinib, PE: VGPR/CR, Initiated: Jan 2017, Enrollment complete: Jul 2018	Pivotal Phase 2 (n=44) in R/R WM zanu monotherapy, PE: MRR Initiated: Aug 2017, Enrollment complete: May 2018	Phase 1 (n=73) in WM zanu monotherapy, PE: Safety, RP2D Initiated: Aug 2014, Enrollment complete: July 2018
CLL/ SLL	Pivotal Phase 2 (n=91) in R/R CLL/SLL zanu monotherapy, PE: ORR Initiated: Mar 2017, Enrollment complete: Dec 2017	Phase 3[1] (n=550) in 1L CLL/SLL (SEQUOIA) zanu vs. BR, PE: PFS, Initiated: Nov 2017, Enrollment complete^: Aug 2019	Phase 3 (n=400) in R/R CLL/SLL (ALPINE) zanu vs. ibrutinib, PE: ORR Initiated: Nov 2018
	Phase 1 cohort (n=69) in CLL/SLL zanu monotherapy, PE: Safety RP2D Initiated: Aug 2014		
FL	Pivotal phase 2 (n=210) in R/R FL Obinutuzumab ± zanu, PE: ORR Initiated: Nov 2017	MZL: Phase 2[2] (n=65) in R/R MZL zanu monotherapy, PE: ORR Initiated: Feb 2019	Phase 1b: zanu + ME-401, in B-cell malignancies

DLBCL	Phase 2: Monotherapy, R/R Non-GCB DLBCL	Phase 1b/2: zanu + tislelizumab, B-cell malignancies	CLL Combination	Phase 1b: zanu + obinutuzumab, R/R CLL	Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (MSKCC study)
	Phase 1b: zanu + Revlimid, R/R DLBCL	Phase 1b: zanu + R-chemo, 1L and 2L DLBCL		Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (GCLLSG study)	

Legend: Filed, In NDA review; Enrollment Complete; Enrolling; Planned; Filed or potentially registrational; China; Global

^Time of the announcement of the enrollment completion; 1L: First Line; CLL/SLL: Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma; CR: Complete Response; DLBCL: Diffuse Large B-Cell Lymphoma; FL: Follicular Lymphoma; GCB: Germinal Center B-cell-like; MCL: Mantle Cell Lymphoma; MRR: Major Response Rate; MZL: Marginal Zone Lymphoma; NHL: Non-Hodgkin's Lymphoma; ORR: Overall Response Rate; PCNSL: Primary Central Nervous System Lymphoma; PE: Primary endpoint; PFS: Progression-Free Survival; RP2D: Recommended Phase 2 Dose; R/R: Relapsed / Refractory; RT: Richter's Transformation; VGPR: Very Good Partial Response; WM: Waldenstrom's Macroglobulinemia. 1. Cohort 2 of 17p del patients completed enrollment. 2. global trial and potentially registration-enabling in certain countries.

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8

Tislelizumab Broad Late-stage Development Program

Fifteen ongoing potentially registration-enabling studies

Indication	Study	Status	Region
Lung	Phase 3 (n=800) in 2L NSCLC tislelizumab vs. docetaxel, PE: OS Initiated: Nov 2017	Enrolling	Global
Lung	Phase 3 (n=320) in 1L Stage IIIB or IV non-squamous NSCLC tislelizumab+ chemo (platinum-pemetrexed) vs. chemo, PE: PFS Initiated: Jul 2018, Enrollment complete^: Aug 2019	Enrollment Complete	China
Lung	Phase 3 (n=360) in 1L Stage IIIB or IV squamous NSCLC tislelizumab+ paclitaxel and carboplatin combo or nab-paclitaxel and carboplatin combo vs. paclitaxel and carboplatin combo, PE: PFS Initiated: Aug 2018, Enrollment complete^: Aug 2019	Enrollment Complete	China
Lung	Phase 3 (n=364) in 1L SCLC Tislelizumab+ chemo (Carboplatin /Cisplatin, Etoposide) vs. placebo + chemo, PE: PFS, OS Initiated: July 2019	Enrolling	China
HCC	Phase 3 (n=640) in 1L HCC tislelizumab vs. sorafenib, PE: OS Initiated: Jan 2018	Enrolling	Global
HCC	Phase 2 (n=225) in 2L/3L HCC tislelizumab monotherapy, PE: ORR by IRC Initiated: Apr 2018, Enrollment complete^: Feb 2019	Enrollment Complete	Global
ESCC	Phase 3 (n=450) in 2L ESCC tislelizumab vs. single-agent chemo (paclitaxel, docetaxel, or irinotecan), PE: OS Initiated: Jan 2018	Enrolling	Global
ESCC	Phase 3 (n=316) in localized ESCC tislelizumab + chemoradiotherapy vs chemoradiotherapy, PE: OS Initiated: May 2019	Enrolling	China
ESCC	Phase 3 (n=480) in 1L advanced ESCC tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS Initiated: Dec 2018	Enrolling	Global
GC	Phase 3 (n=720) in 1L advanced GC tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS Initiated: Dec 2018	Enrolling	Global
UC	Pivotal phase 2 (n=110) in 2L UC tislelizumab monotherapy, PE: ORR, Initiated: Jul 2017, Enrollment complete: Aug 2018, NDA accepted May 2019	Filed, In NDA review	China
UC	Phase 3 (n=420) in 1L UC tislelizumab + chemo (cisplatin + carboplatin + gemcitabine) vs placebo + chemo PE: OS Initiated: May 2019	Enrolling	China
cHL	Pivotal phase 2 (n=70) in R/R cHL tislelizumab monotherapy, PE: ORR Initiated: Apr 2017, Enrollment complete: Nov 2017, NDA accepted in Aug 2018	Filed, In NDA review	China
R/R NK/T-cell lymphomas	Phase 2 (n=90) in 1L R/R Mature T- and NK- Neoplasms tislelizumab monotherapy, PE: ORR Initiated: Apr 2018	Enrolling	Global
MSI-H or dMMR solid tumors	Pivotal phase 2 (n=60) in MSI-H or dMMR solid tumors tislelizumab monotherapy, PE: ORR Initiated: Sep 2018	Enrolling	China
NPC	Phase 3 (n=256) in 1L tislelizumab + **chemo (gemcitabine plus cisplatin) vs. placebo + chemo PE:** PFS **Initiated: Apr 2019**	Enrolling	China

Legend:
- Filed, In NDA review
- Enrollment Complete
- Enrolling
- Planned
- Filed or potentially registrational
- China
- Global

^Time of the announcement of the enrollment completion; *Tislelizumab dosage 200mg every three weeks, Q3W. Global Ph2 in R/R/ NK/T-cell lymphoma and Ph2 trial in MSI-H or dMMR solid tumors in China are potentially registrational-enabling trials. 1/2L: First/Second Line; cCRT: concurrent chemoradiotherapy; cHL: Classical Hodgkin's Lymphoma; ESCC: Esophageal Squamous-Cell Carcinoma; GC: Gastric Cancer; HCC: Hepatocellular Carcinoma; IRC: Independent Review Committee; ITT: Intent-to-treat; MSI-H or dMMR: Microsatellite Instability High or Deficient Mismatch Repair; NDA: New Drug Application; NK: Natural Killer; NSCLC: Non-Small Cell Lung Cancer; ORR: Overall response rate; OS: Overall survival; PE: Primary Endpoint; PFS: Progression-free survival; R/R: Relapsed / Refractory; UC: Urothelial Carcinoma;

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Other Clinical-Stage Drug Candidates and Internal Combinations

ROBUST PIPELINE BEYOND BTK AND PD-1	
pamiparib (PARP1&2 Inhibitor)	• Late stage studies in ovarian cancer in China • Combination studies with temozolomide
sitravatinib[1] (Multi-Kinase Inhibitor)	• Combination with tislelizumab initiated • In-licensed from Mirati, rights in Asia ex-Japan, AU, NZ
lifirafenib (Raf Dimer Inhibitor)	• Clinical activity observed in RAS-mutated cancers including NSCLC and endometrial cancer • Global clinical trial collaboration with SpringWorks for combination with MEK inhibitor
ZW25[2] (Bispecific HER2 Antibody)	• In-licensed from Zymeworks, rights in Asia ex-Japan, AU, NZ • Designed to provide dual HER2 signaling blockade by binding to epitopes for Herceptin and Perjeta
ZW49[2] (Bispecific HER2 ADC)	• In-licensed from Zymeworks, rights in Asia ex-Japan, AU, NZ • Designed to bind two non-overlapping epitopes of HER2 to maximize internalization and delivery of payload
BGB-A333 (PD-L1 Antibody)	• Ph1 trial testing the monotherapy and the combination with tislelizumab
BGB-A425 (TIM-3 Antibody)	• Ph1 testing the combination with tislelizumab
avadomide (CELMoD [CC-122])	• In-licensed from Celgene, rights in China

Global | China

INDICATIONS	DOSE ESC.	DOSE EXPANSION	
	PH1a	PH1b	PH2*
HCC or GEJ	tislelizumab + sitravatinib**		
NSCLC, RCC, OC, melanoma	tislelizumab + sitravatinib**		
Solid tumors	lifirafenib + PD-0325901 (MEK inhibitor, SpringWorks)		
B-cell malignancies	Planned: zanubrutinib + ME401 (PI3K delta inhibitor, MEI Pharma)		
Solid tumors	tislelizumab + BGB-A333 (PD-L1)		
Solid tumors	tislelizumab + BGB-A425 (TIM-3)		
B-cell malignancies	tislelizumab + zanubrutinib		
Solid tumors	tislelizumab + pamiparib		

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials; confirmatory clinical trials post-approval are required for accelerated approvals.
**Clinical trials in Asia Pacific regions; 1.Collaboration with Mirati Therapeutics, Inc., 2. Collaboration with Zymeworks; GEJ: gastroesophageal junction cancer.

BeiGene

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Leverage China to Pursue Global Excellence BeiGene Is Becoming a Leader in China-Inclusive Global Clinical-Development • In-house research capability with a team of approximately 300; all three late-stage clinical assets were discovered by BeiGene scientists with potentially differentiating profiles • Additional new targets and potentially first-in-class candidates in earlier stages of development • Clinical team of over 1,000, with over 50% in China and remainder in US, EU, AU; Largest oncology-focused clinical development team in China • Initiated 6 China-inclusive global pivotal studies; 26 pivotal trials or potentially registration-enabling trials ongoing Countries with BeiGene clinical trial sites • 60+ ongoing or planned clinical trials in China and globally with 7,000+ patients and healthy subjects enrolled • Regulatory interactions and monitoring from 20+ countries Source: BeiGene Corporate Presentation – BioCentury China Healthcare Summit 13/14 Nov. 2018 11

Building Oncology-Focused Commercial Footprint in China and Establishing a Presence in the U.S. Marketed product growth and commercial team expansion in China; Building a 100-200-person hematology commercial team in the U.S. A growing 600+ top innovative oncology commercial Marketed Brand Revenue team targeting to cover 800 – 1,000 hospitals in Since Transition to BeiGene China1 1000 900 800 $57.4Mn $58.1Mn 700 600 $38.4Mn $37.8Mn 500 $31.4Mn 400 $23.3Mn 300 $15.6Mn 200 100 0 4 Q1 7 1 Q1 8 2 Q1 8 3 Q1 8 4 Q1 8 1 Q1 9 2 Q1 9 4Q17 1Q18 2Q18 3Q18 4Q18 Xiaobin Wu, Ph.D. Anita Wu Lily Liu Josh Neiman GM of China, President Chief Commercial VP, Head of Marketing, Head, U.S. Commercial Pfizer Officer, Greater China Greater China Flatiron Wyeth Sanofi Takeda Onyx Pharmaceuticals Bayer AstraZeneca Pfizer Genentech 1 As of December 31, 2018 12

Developing Strong Manufacturing Capabilities



MULTI-FUNCTIONAL MANUFACTURING FACILITY IN SUZHOU, CHINA

- Aligned with the design criteria of US, EU and China
- Total area of 9,000 square meters
- Commercial-scale small molecule drug products facility, ~100M pills annual capacity
- Pilot-scale biologic facility at 500L scale

EXPERIENCED HIGH-QUALITY MANUFACTURING PARTNERS

Boehringer Ingelheim

- Manufacturing collaborations with leading high-quality manufacturers in biologics and small molecules
- BI collaboration established in 2013; cell line and CMC process for tislelizumab developed by BI
- Commercial scale 2,000L at BI's Shanghai expandable facility



BIOLOGICS MANUFACTURING FACILITY IN GUANGZHOU (UNDER CONSTRUCTION)

- Joint venture with Guangzhou Development District
- Investment of $300+ million -- mostly from external funding but BeiGene retains majority equity ownership
- 100,000 square meter manufacturing site; 24,000-liter commercial-scale biologics manufacturing facility
- First phase of the manufacturing plant to be completed in 2019



William Novotny, Advisor, Technical Operations

BMS, VP and Global Lead in Supply Chain
Merck, AVP in Global Supply Chain Management and Product Operations



Zhengming Du, Ph.D. Head of Chemistry Manufacturing & Control (CMC)

Roche China, Head of Process and Synthesis, Deputy Head of CMC



Jonathan Liu, Ph.D.
SVP, Bio-Manufacturing

J&J, Head of China Pharmaceutical Development and Manufacturing Sciences



Michael Garvey
VP, Head of Guangzhou Biologics Manufacturing

Samsung Biologics, VP of Manufacturing

BeiGene

13

China Is Becoming an Important Clinical Science Center, Representing a Historic Opportunity

BeiGene is well-positioned within this ecosystem

NMPA reforms expand China's role in global development	• NMPA reforms have removed delays, allowing China to participate in early drug development and to contribute significantly to global pivotal trials • NMPA joined ICH in June 2017, setting international quality standards for China trials
Bottlenecks today in China	• Limited CRO capability • Highly limited talent pool • Data and trials management challenges

Effectively operating in China can significantly enhance global development	• Single biggest time and expense for drug development is trial enrollment
	• Adding China significantly accelerates enrollment of global trials
	    • China alone had 4.3 million new cancer patients in 2015, as large as the U.S. and EU combined
	    • Greater willingness to join clinical trials
	• Having access to a large pool of patients can also reduce the average upfront cost in drug development



World-Class Clinical Development Team Positions BeiGene Well to Capture This Opportunity

1,000+ member clinical team

All data and clinical practices are designed to meet global ICH standards

Early mover in simultaneous China-global pivotal trial paradigm and has initiated six dual-purpose trials

BeiGene

14

Commercial Transformation in China Facilitates Access Expanding national reimbursement, at reasonable prices Median Monthly cost of oncology drugs included in NRDL through price negotiation monthly cost $4,000 ZELBORAF No generic NEXAVAR competition at $3,500 AVASTIN IMBRUVICA the time of NRDL inclusion REVLIMID ERBITUX STIVARGA With generic $3,000 VELCADE competition or in VOTRIENT the same class XALKORI at the time of ZYTIGA $2,500 TAGRISSO NRDL inclusion $1,996 MABTHERA NINLARO $2,000 VIDAZA AITAN INLYTA $2,141 Monthly USD Cost/ Monthly FUKEWEI TYKERB TASIGNA $1,500 HERCEPTIN SUTENT IRESSA AFINITOR GIOTRIF $1,000 AIYANG $947 TARCEVA ZYKADIA CONMANA FASLODEX $500 SANDOSTATIN-LAR $0 2016 2017 2018 NRDL = National Reimbursement Drug List; USD / RMB := 6.9:1. 15

China Enables a Model to Succeed in an Evolving Global Environment BeiGene is uniquely positioned to leverage the large commercial base Dramatic changes to biopharma industry occurring – China increasingly key focal point for future Being able to effectively operate in clinical development in China attracts other U.S. biotech companies to partner with BeiGene, as part of their global development strategy China enables an alternative model for growth, which is no longer reliant on U.S. pricing The large commercial base in China allows more affordable pricing which in turn can be leveraged to provide greater access to high quality drugs globally BeiGene will pursue true global model without sacrificing quality, innovation, or science 16

Established Collaborations Leverage China Capabilities and Expand Portfolio

Celgene

Agreement: July 2017
tislelizumab and Celgene commercial assets in China

- Obtained Celgene's commercial operations and license to three marketed products in China
- In June 2019, BeiGene regained full global rights of tislelizumab in advance of the pending acquisition of Celgene / BMS and received $150M from Celgene

MIRATI THERAPEUTICS

Agreement: Jan. 2018
sitravatinib
(multi-kinase inhibitor including TAM receptors (TYRO3, Axl, MER), split receptors (VEGFR2, KIT) and RET)

- In-licensed sitravatinib in Asia (ex-JP) and AU/NZ
- Encouraging results -- 16 PRs and CRs (9 confirmed) in 56 patients -- reported by Mirati in an ongoing Ph2 trial in combination with nivolumab in NSCLC patients who have progressed on checkpoint inhibitor therapy[1]

zymeworks BUILDING BETTER BIOLOGICS™

Agreement: Nov. 2018
ZW25 HER2-targeted bispecific antibody and ZW49 bispecific antibody drug conjugate (ADC); Azymetric™ and EFECT™ platforms

- In-licensed ZW25 and ZW49 in Asia (ex-JP) and AU/NZ; global research and license agreement for Azymetric™ and EFECT™ platforms
- Areas of high interest (breast and gastric cancers)
- Access to bispecific antibody discovery platform

bioatla

Agreement: Apr. 2019
CTLA-4 inhibitor

- Global collaboration for co-development, manufacturing and commercialization of conditionally active anti-CTLA-4 antibody BA3071

Ambrx

Agreement: Mar. 2019

- Global R&D collaboration to utilize Ambrx's Expanded Genetic Code technology

SpringWorks THERAPEUTICS

Agreements: Sept. 2018, Jun. 2019
MEK inhibitor PD-0325901 and BGB-3245
(MEK inhibitor synergistic with RAF inhibition in RAS-mutant solid tumors)

- Global clinical collaboration to evaluate in RAS-mutant advanced solid tumors in combination with BeiGene's RAF dimer inhibitor lifirafenib
- MapKure established to develop BGB-3245 RAF Kinase Inhibitor

MEI pharma

Agreement: Oct. 2018
ME-401
(oral phosphatidylinositol 3-kinase , PI3K, delta inhibitor)

- Global clinical collaboration to evaluate safety and efficacy in B-cell malignancies in combination with zanubrutinib
- MEI will amend its ongoing Phase 1b trial to include evaluation of ME-401 and zanubrutinib combination therapy in patients with B-cell malignancies

1. ESMO 2018 Ticiana et al.

17 BeiGene 17

Financial Summary Selected Financials Three Months Ended Six Months Ended Amounts in thousands of U.S. dollars, except for shares, American June 30, 2019 June 30, 2018 June 30, 2019 June 30, 2018 Depositary Shares (ADSs), per share and per ADS data) (unaudited) (unaudited) (unaudited) (unaudited) Total Revenue $ 243,346 $ 52,804 $ 321,179 $ 85,348 Product revenue, net 58,142 31,426 115,563 54,676 Collaboration revenue 185,204 21,378 205,616 30,672 Total Expenses (329,179) (215,854) (580,767) (359,207) Cost of sales – products (17,839) (6,256) (33,100) (10,806) Research and development (228,760) (164,251) (407,111) (273,951) Selling, general and administrative (82,248) (45,160) (139,893) (74,075) Net loss attributable to BeiGene, Ltd. $ (85,570) $ (156,887) $ (253,210) $ (261,483) Weighted-average ADSs outstanding, basic and diluted 59,808,392 53,731,299 59,702,869 52,660,468 Net loss per ADS attributable to BeiGene, Ltd, basic and diluted $ (1.43) $ (2.92) $ (4.24) $ (4.97) Cash, cash equivalents, restricted cash and short-term investments $ 1,561,479 $ 1,401,219 $ 1,561,479 $ 1,401,219 Cash used in operations excluding business development $46,101* $218,076* * Includes $150,000 from Celgene in connection with termination of tislelizumab collaboration 18

Upcoming Milestones and Catalysts

	Zanubrutinib (BTK Inhibitor)	Timing
Approval	▪ Approval in China for MCL and CLL	▪ 1H20
Submission	▪ File sNDA for WM in China	▪ 2019
Submission	▪ NDA filing in the U.S.	▪ 2019 or early 2020
Data	▪ Top-line Phase 3 data of zanubrutinib vs. ibrutinib in WM, ASPEN	▪ 2019
Data	▪ Potential top-line data in Phase 3 of zanubrutinib vs. bendamustine rituximab (BR) in 1L CLL, SEQUOIA	▪ As early as 2020
Data	▪ Updated Phase 1 obinutuzumab combination data in NHL, updated CLL data from global Phase1 trial	▪ 2019
Initiate	▪ Initiate global Phase 3 comparing zanubrutinib + rituximab vs. bendamustine + rituximab in TN MCL	▪ 2019
	Tislelizumab (PD-1 Antibody)	
Approval	▪ Approval in China for cHL	▪ 2019
Data +	▪ Global top-line Phase 2 data in HCC and regulatory filing discussions	▪ 2019 or early 2020
Data	▪ Top-line Phase 3 data from China study in 1L Sq NSCLC	▪ 2019 or 2020
Data	▪ Top-line Phase 3 data from China study in 1L Non-Sq NSCLC	▪ 2020
Data	▪ China pivotal Phase 2 data in UC	▪ 2019
Data	▪ Chemotherapy combination data in esophageal and lung cancers from China Ph.2 trials; HCC cohort data from China Ph.1	▪ 2019 or early 2020
Enrollment	▪ Complete enrollment in Phase 3 global study in 1L HCC vs. sorafenib	▪ 2019
Enrollment	▪ Complete enrollment in global portion of Phase 3 study in 2/3L Non-Sq NSCLC vs. docetaxel	▪ 2019 or early 2020
Initiate	▪ Initiate Phase 1/1b in China and Australia of A1217 (TIGIT) with tislelizumab in patients with advanced solid tumors	▪ 2019
	Pamiparib (PARP inhibitor)	
Data	▪ Top-line data from China pivotal Phase 2 in 3L+ ovarian cancer	▪ 2020
Data	▪ Top-line data from China Phase 3 comparing pamiparib vs. placebo as maintenance in platinum-sensitive OC	▪ 2020
Data	▪ Ovarian expansion cohort data including (including QD cohort) from global Ph.1 trial presented at a medical conference	▪ 2019
Data	▪ Updated Ph.1 combination data with chemotherapy in solid tumors, and chemotherapy with or without radiation in GBM presented at medical conferences	▪ 2019
	Early-stage Assets	
Initiate	▪ Advance at least one additional preclinical compound from internal pipeline into clinic	▪ 2019

19

Review of Product Candidates

Overview of Zanubrutinib (BGB-3111)

Potentially best-in-class BTK inhibitor

OVERVIEW

- Optimized pharmacologic properties relative to ibrutinib: superior bioavailability and higher selectivity
- Development hypothesis: more complete target inhibition, deeper responses, and favorable safety profile

CLINICAL DATA

- More than 1,450[1] patients enrolled across trials, including combinations
- Clinical experience to date supports best-in-class hypothesis
  - Strong suggestion of deeper responses in WM and MCL
  - Favorable response rate, depth, and durability in CLL/SLL
  - High overall and complete response rates in FL with obinutuzumab combination
  - Low rate of toxicity/tolerability-related discontinuation

DEVELOPMENT PLAN

- Fast Track in WM and Breakthrough Therapy in MCL designations by FDA
- Global registrational trials: WM (H2H vs. ibrutinib, enrollment completed), 1L CLL/SLL (vs. BR), R/R CLL/SLL (vs. ibrutinib), FL (potential for global first-in-class BTK approval in FL); and R/R MZL (global pivotal phase 2 trial)
- China registration trials: accelerated approval trials for MCL (filed), CLL/SLL (filed), and WM (enrollment completed)

MILESTONES AND STATUS

- Submitted NDAs in China for MCL and CLL/SLL (acceptance announced on August 26, 2018 and October 24, 2018; priority review granted to NDA in MCL announced on November 15, 2018, in CLL/SLL in January 14, 2019)
- Presented MYD88^{WT} cohort from Ph3 WM trial and update Phase 1 WM data at EHA
- Presented updated Ph2 data in MCL at 15-ICML
- Presented updated Ph2 data in CLL at 15-ICML

1 As of August 7, 2019.

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Zanubrutinib Clinical Program

Legend: Global (blue) | China (red)

Stages: DOSE ESCALATION (PH1a) | DOSE EXPANSION (PH1b, PH2*) | PIVOTAL (PH2**, PH3) | FILED

PROGRAM (TARGET)	Indication	Region	Bar extends through
zanubrutinib (BGB-3111, BTK)	R/R CLL/SLL (NDA Accepted)	China	FILED
	R/R MCL (NDA accepted)	China	FILED
	WM: zanubrutinib vs. ibrutinib, ASPEN	Global	PH3
	TN CLL/SLL: zanubrutinib vs. BR, SEQUOIA	Global	PH3
	R/R CLL/SLL: zanubrutinib vs. ibrutinib, ALPINE	Global	PH3
	Planned: 1L MCL: zanubrutinib + R vs. BR	Global	PH3
	R/R MZL[4]	Global	PH2**
	R/R WM	China	PH2**
	R/R DLBCL	China	PH2*
	B-cell malignancies	Global	PH1b
+ GAZYVA® (CD20)	R/R FL: zanubrutinib + GAZYVA® vs. GAZYVA®	Global	PH2**
	B-cell malignancies	Global	PH1b
+ GAZYVA® + venetoclax (CD20 + BCL2)	TN CLL/SLL	Global	PH2*
+ tislelizumab (PD-1)	Hematological tumors	Global	PH1b
+ ME-401 (PI3K delta)	R/R CLL/SLL or B-cell malignancies	Global	PH1b

More than 1,450 patients[3] treated with zanubrutinib across program, including combination trials.

1. Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. 2. Confirmatory clinical trials post approval are required for accelerated approvals. 3. as of August 7, 2019. 4. global study and potentially registration-enabling in certain countries; DLBCL: Diffuse Large B-cell Lymphoma

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Zanubrutinib – Pharmacokinetics Profile zanubrutinib ibrutinib acalabrutinib Data from separate Ph1/2 trials^ 700 700 700 Ph3 Dose: Approved Doses: Ph3 Dose: • 160mg BID • 420mg QD for CLL/WM • 100mg BID 600 600 600 • 560mg QD for MCL/MZL 500 500 500 400 400 400 300 300 300 200 200 Adapted from 200 Adapted from Advani et al., JCO, 2013 Byrd et al., NEJM, 2016 100 100 100 Plasma Concentration (ng/mL) Concentration Plasma 0 0 0 0 6 12 18 24 0 6 12 18 24 0 6 12 18 24 Time post-dose (hours) Time post-dose (hours) 40mg QD 80mg QD Time post-dose (hours) 160mg QD 320mg QD 560mg QD 100mg QD • Cmax and AUC of zanubrutinib at 80mg QD appear to be similar to those of ibrutinib at 560mg • Free drug exposure of zanubrutinib at 40mg QD appears to be comparable to that of ibrutinib at 560mg • Distinct profile compared to acalabrutinib which has a short half-life (1 hour)2 and lower in vitro BTK inhibition IC501-4 • In vitro BTK inhibition IC50 relative to ibrutinib: 1.11 (zanubrutinib) and 3.42–7.23 (acalabrutinib) ^Cross-trial comparison Source: 1. Tam et al., ASH, 2015; 2. Byrd et al., NEJM, 2016; 3. Lannutti et al., AACR, 2015, 4. BeiGene data 23

Zanubrutinib Efficacy in WM Favorable response depth and durability Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response in zanubrutinib WM Overall TN RR Evaluable for 73 24 49 efficacy, n 95% CI Median Follow-up 23.9 mo 12.3 mo 24.8 mo Mod. 6th IWWM Response Criteria (IgM decreases only, and not extramedullary disease) Median Prior Lines 0 2 (1-8) of Therapy ORR 92% 96% 90% MRR 82% 87% 78% No. of patients at risk CR/VGPR1 42% 29% 49% PR 40% 58% 31% 1 One R/R patient achieved a CR, TN: treatment naïve; RR: relapsed refractory; Data cutoff 16 September 2018. Source: Trotman et al. EHA 2019 24

Ibrutinib Efficacy in WM Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response in WM ibrutinib Enrolled, n 63 100 free Median Time-on-Treatment 19.1 months - 90 80 Modified 3rd IWWM 70 Response Criteria (IgM only) 60 50 Median Prior Lines of Tx 2 (1-9) 40 Survival (%) 30 20 ORR, n (%) 57 (90%) 10 Probability Progression of Probability 0 MRR 46 (73%) VGPR 10 (16%) 0 3 6 9 12 15 18 21 24 27 30 No. of Subjects at Risk Month Median IgM Reduction (g/L) 35.2 to 8.8 (75%) 63 62 59 55 50 50 45 37 24 17 8 Median Hb Change (g/dl) 10.5 to 13.8 Source: Treon et al., NEJM, 2015 25

Zanubrutinib MYD88^{WT} Data from Phase 3 Cohort 2 and Phase 1 Suggest Activity in Difficult-to-Treat WM Patients

Best response, n (%)	Phase 3 cohort 2[1] (n=26)	Phase 1[2] (n=8)
		EHA 2019
ORR	21 (80.8)	7(87.5)
MRR	14 (53.8)	5(62.5)
CR / VGPR	6 (23.1)[a,b]	2(25.0)
PR	8 (30.8)	3(37.5)
MR	7 (26.9)	2(25.0)
SD	4 (15.4)	1(12.5)
PD	1 (3.8)	0
Study follow-up time, median (range)		
Months	12.2 (2.3 - 21.7)	24.3 (4.1-45.7)*

Phase 1 safety summary for full WM n=77 cohort. Patients with an event n (%): Patients with ≥1 AE grade ≥3 40 (51.9); Patients with ≥1 serious AE 36[1] (46.8); AE leading to treatment discontinuation 8[2] (10.4); Fatal AE 5c (6.5). [1]Includes serious AEs possibly related to zanubrutinib (n=6): hemothorax+pleural effusion+anemia (n=1), atrial fibrillation (n=1), colitis (n=1), febrile neutropenia (n=1), pneumonia (n=1), and cellulitis (n=1); septic arthritis relatedness was unknown. [2]Abdominal sepsis (fatal), septic arthritis (fatal), worsening bronchiectasis (fatal), gastric adenocarcinoma (fatal), prostate adenocarcinoma, metastatic neuroendocrine carcinoma, acute myeloid leukemia, and breast cancer (each n=1).

[a]One patient achieved IgM complete response (normalized IgM and negative immunofixation since Cycle 11, with bulky extramedullary disease improving).
[b]Including the patient who had CXCR4 frameshift mutation. 1 Dimopoulos et. al. EHA 2019, Data cut: Feb 28, 2019, Safety summary below; 2 Tam et al, EHA 2019; * Follow up for full WM cohort.

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Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses Overall Response Rate (ORR) Progression Free Survival (PFS) zanubrutinib TN CLL R/R CLL Total CLL n 16 50 66 free Median follow- - 7.6 14.0 10.5 up (mo) Best Response ORR 16 (100%) 46 (92%) 62 (94%) CR 1 (6%) 1 (2%) 2 (3%) Survival (%) Survival PR 13 (81%) 41 (82%) 54 (82%) PR-L 2 (13%) 4 (8%) 6 (9%) SD 0 3 (6%) 3 (5%) of ProgressionProbability Non-evaluable* 0 1 (2%) 1 (2%) No. of Subjects at Risk Month 66 66 62 53 45 37 27 25 19 11 9 6 4 *Discontinuation prior to first assessment Source: Seymour et al. 14-ICML 2017 (abstract 237) poster 27

Ibrutinib Efficacy in CLL/SLL Overall Response Rate (Relapsed / Refractory) Progression Free Survival (Relapsed / Refractory) n 85 free - Median FU (mo) 20.9 Best Response ORR 75 (88%) CR 2 (2%) PR 58 (68%) Survival PR-L 15 (18%) SD NR PD NR Probability Progression of Probability Overall Response Rate (Treatment-Naïve) Progression Free Survival (Treatment-Naïve) n 136 free Median FU (mo) 18.4 - Best Response ORR 117 (86%) CR 5 (4%) PR 107 (79%) PR-L 5 (4%) Survival (%) SD NR PD NR Probability Progression of Probability Source: For TN, Burger, et al New Engl J Med 2015. For R/R, Byrd, et al New Engl J Med 2013 28

Ibrutinib Discontinuation for toxicity or progression in CLL/SLL Treatment-Naïve (n=80) Relapsed/Refractory (n=536) Total (n=616) Median Follow-Up 14.5 months Total Treatment Discontinuation 19 (24%) 231 (43%) 250 (41%) Toxicity/Tolerability 12 (15%) 117 (22%) 129 (21%) CLL/SLL Progression 3 (4%) 49 (9%) 52 (8%) Transformation (RT or HD) 0 (0%) 10 (2%) 10 (2%) Death Unrelated to Treatment 1 (1%) 28 (5%) 29 (5%) Physician or Patient Decision 2 (2%) 15 (3%) 17 (3%) Transplant 0 (0%) 8 (1.5%) 8 (1%) Financial Concerns 0 (0%) 1 (0.2%) 1 (0.2%) Secondary Malignancy 1 (1%) 2 (0.5%) 3 (0.5%) Source: Mato ASH 2016 Note: at med follow-up 24.5 mos, 22% discontinuation rate with acalabrutinib in R/R CLL; 9% AE-related, 8% PD-related. Byrd ASH 2017. 29

Zanubrutinib Discontinuation for toxicity or progression in CLL/SLL is uncommon Treatment-Naïve (n=18) Relapsed/Refractory (n=51) Total (n=69) Median Follow-Up 10.3 months Total Treatment D/C 0 (0%) 2 (4%) 2 (3%) Toxicity/Tolerability 0 (0%) 1 (2%) 1 (1%) CLL/SLL Progression 0 (0%) 0 (0%) 0 (0%) Transformation (RT or HD) 0 (0%) 1 (2%) 1 (1%) Source: Seymour, ICML 2017 30

Zanubrutinib

Safety and tolerability summary; Over 600-patient experience

Adverse Events of Interest for BTK Inhibitors in Patients Treated with Zanubrutinib

AE of Interest (All Causes)[1]	Zanubrutinib (Including Patients Enrolled in Combo Studies)
Patient Number	N=641
Mean Exposure Time	7.7 mo
Atrial Fibrillation	1.7%
Major Hemorrhage	1.9%

AE of Interest (All Causes)[2]	Zanubrutinib (Single Agent Only)
Patient Number	N=682
Median Exposure Time	13.4 mo
Atrial Fibrillation (**Gr ≥3**)	1.9% (0.6%)
Major Hemorrhage*	2.5% (2.1%)
Diarrhea (**Gr ≥3**)	19.4% (0.9%)

- Very low rates of headache and hypertension (6.7% and 6.3%)
- Concomitant use of anti-coagulants was allowed in these zanubrutinib trials
- Low rate of treatment discontinuation for drug-related adverse events

Major hemorrhage includes serious or grade ≥3 bleeding of any site, or central nervous system bleeding of any grade.

Source: pooled safety analysis of ongoing zanubrutinib clinical trials; 1 Seymour, ICML 2017; 2 Tam et, al., EHA 2019 (Data cut-off dates: BGB-3111-207: Sept 2018; BGB-3111 AU-003, -1002, -205 and 210: Dec 2018; BGB-3111-206: Feb 2019)

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Zanubrutinib Responses Across Additional B-Cell Malignancies MZL MCL MCL FL FL DLBCL China CSCO Source ASH 20171 ICML 20193 pivotal data ASH 20171 ASH 20171 20184 ASH20182 n 9 48 85 17 26 26 Follow-up 7.0 mo 16.7 mo 35.9 wk 7.8 mo 9.5 mo 4.2 mo (med) Prior Lines 2 (1-8) 1 (1-4) 2 (1-4) 2 (1-8) 3 (1-9) 2 (1-10) (med) ORR 78% 85% 84% 41% 42% 31% CR 0 29%* 59%** 18% 8% 15% VGPR -- -- -- -- -- -- PR/PR-L 78% 56% 25% 24% 35% 15% MR -- -- -- -- -- -- • Despite relatively early follow-up, responses were observed in multiple B-cell malignancies • Consistency across tumor types suggests that zanubrutinib is a highly active BTK inhibitor * CT response assessment; ** PET-CT response assessment. Source: 1. Tam et. al., ASH 2017; 2. Song et al., ICML 2019; 3. Tam et al., ICML 2019; 4. Song et. al., CSCO 2018 32

Zanubrutinib Plus Obinutuzumab Combination in Follicular Lymphoma Data from separate trials Zanubrutinib + FL Zanubrutinib Ibrutinib Obinutuzumab Idelalisib Obinutuzumab Source ICML 20191 ASH 20172 ASH 20163 JCO 20134 NEJM 20145 n 36 17 110 34 72 prior alkylator and CD20, prior alkylator and CD20, median 2 prior lines of mixed rituximab-sensitive alkylator and rituximab- Population mixed rituximab-sensitive last response <12 therapy, range 1-8 and -refractory refractory relapse and -refractory months Follow-up (med) 20.1 mo 7.8 mo 27.7 mo 33.7 mo NR ORR 72% 41% 21% 50% 54% CR 39% 18% 11% 18%6 6% • Overall response rate and complete responses to date compare favorably to those achieved with respective single-agents and recently approved therapies Notes: data on slide are cross-trial comparison; Source: 1. Tam et al., ICML 2019; 2. Tam et al., ASH (abstract 152), 2017; 3. Gopal, et al ASH 2016; 4. Salles, et al J Clin Oncol 2013; 5. Gopal, et al N Engl J Med 2014; 6. 18% represents complete response rate in the 40 indolent lymphoma patient population that include 34 FL patients. 33

Ongoing Global Phase 3 Studies

ASPEN


Zanubrutinib vs. Ibrutinib in WM
Cohort 1: R/R or TN* WM with MYD88L265P mutation
*TN must be unsuitable for standard chemoimmunotherapy
MYD88MUT WM patients
(N=201, 164 R/R)
R
1:1
Arm A
Zanubrutinib
160 mg BID until PD
Arm B
Ibrutinib
420mg QD until PD
Cohort 2: WM with wild type MYD88
MYD88WT WM patients
(N = 26)
Arm C
Zanubrutinib
160 mg BID until PD

Primary endpoint: CR or VGPR in R/R and all enrolled patients

WM=Waldenstrom's macroglobulinemia, BID=twice daily, CR=complete response, MUT=mutation, PD=progressive disease, QD=once daily, R=randomization, R/R=relapsed/refractory, TN=treatment naïve, VGPR=very good partial response, WT=wild type. This study is registered at ClinicalTrials.gov (NCT03053440)

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Ongoing Global Phase 3 Studies

SEQUOIA and ALPINE

Zanubrutinib vs. BR in 1L CLL/SLL

Cohort 1: Non–17p del TN CLL
Must be not suitable for FCR

Previously untreated CLL patients (N=420) → R 1:1
- Arm A: Zanubrutinib 160 mg BID until PD
- Arm B: Bendamustine + Rituximab (BR) × 6 cycles

Primary endpoint: PFS

Cohort 2: 17p del TN CLL

Previously untreated 17p del CLL patients (N=110) → Arm C: Zanubrutinib 160 mg BID until PD

Phase 3 Zanubrutinib Vs Ibrutinib in R/R CLL/SLL

Relapsed/Refractory CLL/SLL
(received ≥ 1 prior treatments)

R/R CLL/SLL ≥ 1 prior treatment (N=400) → R 1:1
- Arm A: Zanubrutinib 160mg BID (n = 200)
- Arm B: Ibrutinib 420mg QD (n = 200)

Primary Endpoint: ORR (non-inferiority and superiority)

1L=first-line treatment, BID=twice daily, CLL=chronic lymphocytic leukemia, del=deleted, FCR=fludarabine, cyclophosphamide, and rituximab, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomized, SLL=small lymphocytic lymphoma, TN=treatment naïve. These studies are registered at ClinicalTrials.gov (NCT03734016) and (NCT03336333).

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Ongoing Pivotal Study

Phase 2 Zanubrutinib + Obinutuzumab vs Obinutuzumab in R/R FL

Relapsed/Refractory **FL (received ≥2 prior treatments*)**



Grade 1, 2, or 3a FL patients
(N=210)
R
2:1
Arm A
Zanubrutinib 160 QD
+ Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 140)
Arm B
Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 70)

Primary Endpoint: ORR

CLL/SLL=chronic lymphocytic leukemia/small lymphocytic lymphoma, FL=follicular lymphoma, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomization. *Must have received prior treatment with rituximab and an alkylator; relapsed <12 months from end of last treatment OR refractory to last treatment. This study is registered at ClinicalTrials.gov (NCT03332017).

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Zanubrutinib Potentially Addresses Areas of Need for Patients Treated with BTK Inhibitors Efficacy • Complete and sustained target inhibition may result in better response quality • We are testing this hypothesis in Phase 3 head-to-head trials against ibrutinib in WM and CLL Tolerability • In “real-world” ibrutinib use in CLL, not only acute/ serious toxicities (atrial fibrillation, serious bleeding), but cumulative tolerability issues (myalgia, arthralgia, hypertension) are frequently treatment-limiting • Zanubrutinib to date has been associated with low rates of toxicity-related discontinuations and cumulative “off-target” toxicities1 Drug-Drug Interactions • Based on drug interaction studies, co-administration with strong CYP3A inhibitors is permitted • Includes important agents in management of leukemia/ lymphoma patients, such as azole anti-fungals • Co-administration of proton pump inhibitor (PPIs) or other Acid-Reducing Agents (ARA) does not affect zanubrutinib exposure based on PK models • Patients have been allowed to receive anticoagulants and and aspirin on zanubrutinib single arm trials 1. Tam et. al. EHA 2019 37

Overview of Tislelizumab (BGB-A317)

Broad integrated global and China development program

OVERVIEW

- Tislelizumab is a PD-1 checkpoint inhibitor with distinct molecular structure and an engineered Fc region; believed to minimize potentially negative interactions with other immune cells[1]
  - Pivotal data in lead indication: 87% ORR (63% CR) in R/R cHL
- Broad development in Asia-prevalent cancers
  - 14 ongoing and soon-to-start Ph. 3 or potentially registration-enabling trials: 4 in lung cancer, 2 in liver cancer, 3 in esophageal cancer, 1 in gastric cancer, 2 in bladder cancer, 1 in nasopharyngeal cancer, and 1 in MSI-H or dMMR solid tumors
  - Aimed to support broad label and label-based reimbursement
- Strong manufacturing capabilities with emphasis on quality
  - Manufacturing process and initial capacity developed by Boehringer Ingelheim
  - BeiGene's state-of-the-art 24,000L facility in Guangzhou expected to become operational in 2019

CLINICAL DATA

- Clinical experience in more than 2,950 patients[2] enrolled over 3 years has demonstrated encouraging clinical activity and generally well-tolerated safety profile

DEVELOPMENT PLAN

- Broad development program designed to capture worldwide commercial opportunities
  - Two China accelerated approval trials : cHL (priority) and urothelial cancer (priority)
  - Initiated global Ph2 trials in NK/T cell lymphomas and 2L/3L HCC, China pivotal Ph2 in MSI-H or dMMR solid tumors, 5 global Ph3 trials in 1L GC, 1L and 2L ESCC, 1L HCC and 2L NSCLC; 6 Ph3 trials in 1L non-sq and sq NSCLC, 1L SCLC, 1L UC, localized ESCC and 1L NPC in China
  - Combinations ongoing with BeiGene's PARP, BTK, PD-L1 and TIM3 inhibitors
  - Additional Ph3 trials planned

MILESTONES AND STATUS

- Submitted first NDA in China for cHL (priority review granted November 15, 2018) and sNDA for UC (priority review announced July 8, 2019)
- Presented data on long term exposure and structure/mechanism at AACR 2019
- Presented data on use in NPC at ASCO 2019
- Presented China cHL pivotal trial data at EHA 2019

BeiGene

Source: 1. Dahan et al., Cancer Cell, 2015; Arlauckas et al., Sci. Transl. Med., 2017; 2. as of June 20, 2019

38

Tislelizumab Clinical Program

Broad development for Asia-prevalent cancers

Legend: Global (blue) | China (red)

PROGRAM (TARGET)	TUMOR	Indication	Region	Furthest phase (DOSE ESCALATION: PH1a; DOSE EXPANSION: PH1b, PH2*; PIVOTAL: PH2**, PH3; FILED)
tislelizumab (PD-1)	Heme	R/R cHL (NDA accepted)	China	FILED
		R/R NK/T-cell lymphoma	Global	PH2*
	Bladder	2L+ UC (NDA accepted)	China	FILED
		1L UC	China	PH3
	Lung	2L NSCLC	Global	PH3
		1L non-squamous NSCLC	China	PH3
		1L squamous NSCLC	China	PH3
		1L SCLC	China	PH3
	Liver	1L HCC	Global	PH3
		2L/3L HCC[2]	Global	PH2**
	Esophageal	2L ESCC	Global	PH3
		1L ESCC	Global	PH3
		Localized ESCC	China	PH3
	Gastric	1L GC	Global	PH3
		1L NPC	China	PH3
		MSI-H or dMMR solid tumors	China	PH2*
		Solid tumors	Global	PH1b
+ pamiparib (PARP)		Solid tumors	Global	PH1b
+ zanubrutinib(BTK)		Hematologic tumors	Global	PH1b
+ sitravatinib(multi-kinase)		NSCLC, RCC, OC, melanoma^	China	PH1b
+ sitravatinib(multi-kinase)		HCC, GC^	China	PH1b
+ A333(PD-L1)		Solid tumors	Global	PH1a
+ A425(TIM3)		Solid tumors	Global	PH1a

- More than 2,950 patients[1] enrolled over 3 years across tislelizumab program, including combination trials
- Broad development global program with additional Ph3/potential registration-enabling trials planned in lung, gastric, liver, and esophageal cancers

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals.
^Trials conducted in the APAC region. 1. as of June 2019. 2. global study and potentially registration-enabling in certain countries

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Tislelizumab’s Lack of FcγR Binding Is Designed to Prevent Macrophage-Mediated T-Cell Clearance We believe the different FcγR design may have meaningful differences in the clinic Antibody-Dependent Cellular Phagocytosis Tislelizumab Differential Preclinical Efficacy in in vivo Mouse Tumor Model Based on FcγR Binding 1600 Vehicle T cell Nivolumab Macrophage Pembrolizumab TislelizumabBGB-A317 10mg/kg10mg/kg  1400 Nivo surrogate Fc RI SEM) Nivolumab 10mg/kg - ± + 3 1200 Pembrolizumab 10mg/kg 1000 Dosed Weekly 800 *P<0.05 600 Tislelizumab has Minimal FcγRI Binding Thus Abrogating ADCP Activity 400 200 FcRI Tislelizumab 0 - + MeanTumor Volume (mm 6 11 16 21 26 Treatment Days + • Tislelizumab was specifically engineered to minimize binding to FcγR on macrophages, thereby CD8 T cell Macrophage abrogating antibody-dependent cellular phagocytosis (ADCP), a potential mechanism of T-cell clearance CD4+ T cell Monocyte MDSC • Hypothesis supported by literature: Dahan et al. reported that FcγR engagement compromises the Dendritic cell anti-tumor activity of anti-PD-1 Abs; Arlauckas et al. showed in a mouse model that anti-PD-1 Abs could be transferred from PD-1+ T cells to macrophages in FcγR-dependent manner FcγRI=Fc gamma receptor-1, MDSC=myeloid-derived suppressor cell; Source: Dahan et al., Cancer Cell, 2015; Arlauckas et al., Sci. Transl. Med., 2017 40

Tislelizumab China cHL Pivotal Trial Data

Deep and frequent responses observed in both transplant-ineligible patients and patients who failed transplant

Baseline Characteristics	Total (N=70)
Age (years), median (range)	32.5 (18, 69)
Age group <65 / 65-74 years, n (%)	66 (94.3) / 4 (5.7)
Sex, male / female, n (%)	40 (57.1) / 30 (42.9)
Time since first diagnosis of cHL (months), median (range)	25.33 (4.6, 262.3)
Stage IV at study entry, n (%)	42 (60.0)
Bulky disease*, n (%)	8 (11.4)
Bone marrow involvement, n (%)	22 (31.4)
B-symptom(s), n (%)	26 (37.1)
Ineligible for prior ASCT†, n (%)	
Failure to achieve an objective response to salvage chemotherapy	53 (75.7)
Inadequate stem cell collection or unable to collect stem cells	2 (2.9)
Co-morbidities	2 (2.9)
Prior lines of systemic therapy, median (range)	3 (2-11)
Type of prior therapy, n (%)	
Chemotherapy	70 (100.0)
Radiotherapy	21 (30.0)
ASCT	13 (18.6)
Immunotherapy‡	15 (21.4)
Brentuximab vedotin	4 (5.7)

IRC Dataset	cHL
Enrolled Patients	N=70
Median Follow-up	13.9 months
Prior Lines, Median (range)	3 (2-11)
ORR	87.1%
CR	62.9%
PR	24.3%

-- Majority of transplant-ineligible patients had failed to respond to salvage chemotherapy

Source: Song et al., EHA 2019. *Mediastinal mass ratio of 0.33 or size of any single node/nodal mass ≥10 cm in diameter; ‡All received ≥2 prior regimens.

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Summary of Tislelizumab Adverse Events cHL pivotal trial Summary of Treatment-Emergent TEAEs in ≥10% of Patients and Grade ≥3 TEAEs in ≥2 Adverse Events Patients Regardless of Causality Event, n (%) N=70 Pyrexia Grade ≥3 TEAE 21 (30) Hypothyroidism Serious TEAE 12* (17.1) Weight increased TEAE leading to treatment discontinuation 4† (5.7) Upper respiratory tract infection TEAE leading to death 0 (0.0) Cough Immune-related (ir) TEAEs (by aggregate category) Pruritus ≥1 irTEAE 27 (36.8) White blood cell count decreased Thyroid disorder 16 (22.9) Gr 1-2 Gr ≥3 Alanine aminotransferase increased Pneumonitis 5 (7.1) Neutrophil count decreased Skin adverse reactions 6 (8.6) Myositis/rhabdomyolysis/cardiomyopathy‡ 1 (1.4) Rash Nephritis and renal dysfunction 1 (1.4) Diarrhea Other immune-related reactions (lipase Anemia 1 (1.4) increased Pneumonitis Source: Song et al., EHA 2019 0% 10% 20% 30% 40% 50% 60% Data cut: Nov 26, 2018; TEAE, treatment-emergent adverse events by individual preferred term. *SAEs in 11 of the 12 patients determined to be possibly related to tislelizumab Patients (%) †Pneumonitis (n=2), focal segmental glomerulosclerosis (n=1), organizing pneumonia (n=1) ‡Blood creatine phosphokinase increased 42

Tislelizumab China UC Pivotal Trial Data Activity in previously treated patients UC Enrolled Patients/evaluable N=113/104 Median Follow-up 8 months ORR 23.1% CR 7.7% PR 15.4% • IRC assessed • Frequency and severity of adverse events were generally consistent with the previously reported Phase 1/2 safety and tolerability data for tislelizumab, or, in the case of certain immune-related adverse events, consistent with previous reports of other PD-1 antibodies. Full results of the study are planned to be presented at an upcoming medical conference. Source: BeiGene press release May 30, 2019 43

Tislelizumab Response Data in Disease-Specific Cohorts

Tumor Type	Gastric Cancer	Esophageal Cancer	Head & Neck SCC	Ovarian Cancer	Hepatocellular Carcinoma	Urothelial Cancer	NSCLC	MSI-H / dMMR	NPC
Source	ESMO-IO 2018[1]	ESMO-IO 2018[1]	ESMO 2017[2]	ESMO 2017[3]	ESMO-IO 2018[1]	ESMO-IO 2018[4]	ESMO-IO 2018[1]	CSCO 2018[5]	ASCO 2019[6]
Median Treatment Duration	--	--	104 days (30-339)	71 days (29-540)	--	4.1 mo (0.7-26.3)	--	2.2 mo (0.69-11.1)	7.5 mo (2.1-15.8)
Median Follow-up Time	4.9 mo (0.9-25.4)	5.2 mo (0.2-22.7)	--	--	10.8 mo (0.7-31.6)	--	11.2 mo (0.5-25.9)	4.4 mo (0.1-10.7)	11.7 mo (4.9-15.7)
Median Duration of Response	8.5 mo	NR	--	--	15.7 mo	18.7 mo (6.2-18.7)	NR	--	8.3 mo
Evaluable Patients	N=54	N=54	N=17	N=50	N=49	N=17	N=46	N=14	N=21
CR (Confirmed)	--	1	--	--	--	1	--	--	--
PR	7	5	3	2	6	4	6	4	9
SD	9	14	6	20	19	3	23	4	9
Patients Remaining on Treatment*	3	3	3	6	5	2	7	9	9

- Objective responses observed with limited follow-up in multiple disease-specific cohorts. NR = Not reached

Sources: 1. Ph1A/1B data as of August 31, 2018, presented at the ESMO Immuno-Oncology 2018 Congress (Sanjeev et al); 2. Ph1 data as of June 8, 2017, presented at the ESMO 2017 Congress (Horvath et al, Abstract 389P); 3. Ph1 data as of June 8, 2017, presented at the ESMO 2017 Congress (Meniawy et al, Abstract 388P); 4. Ph1/2 data as of August 31, 2018, presented at the ESMO Immuno-Oncology 2018 Congress (Shahneen et al); 5. Ph1 data as of May 11, 2018, presented at CSCO 2018; 6. Ph1/2 as of December 1, 2018, presented at ASCO 2019 (Wang et al); * At time of data cutoff.

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Tislelizumab Phase 1 Common AEs in ≥ 10% of Patients Phase 1a Phase 1b Total System Organ Class Preferred Term N=116 N=335 N=451 n (%) n (%) n (%) Patients with at least one TEAE 114 (25.3) 322 (71.4) 436 (96.7) Fatigue 47 (10.4) 78 (17.3) 125 (27.7) Nausea 41 (9.1) 68 (15.1) 109 (24.2) Decreased appetite 19 (4.2) 71 (15.7) 90 (20.0) Diarrhea 32 (7.1) 49 (10.9) 81 (18.0) Constipation 26 (5.8) 50 (11.1) 76 (16.9) Abdominal pain 26 (5.8) 38 (8.4) 64 (14.2) Vomiting 20 (4.4) 43 (9.5) 63 (14.0) Back pain 22 (4.9) 40 (8.9) 62 (13.7) Cough 15 (3.3) 45 (10.0) 60 (13.3) Rash 23 (5.1) 37 (8.2) 60 (13.3) Dyspnea 12 (2.7) 33 (7.3) 45 (10.0) All grades, regardless of causality; Data cut-off 27 April 2018; 6 months after Last Patient Enrolled; Source: BGB-A317 IB v6.0 Of the 451 total patients in the Safety Population for Study BGB A317_001, 203 (45.0%) experienced at least 1 Grade 3 or higher TEAE. The most commonly occurring Grade 3 or higher TEAEs (≥ 2%; 9 or more patients overall incidence) were pneumonia (22 patients, 4.9%), anemia (18 patients, 3.2%), and hypokalemia (9 patients, 2.0%). 45

Tislelizumab Chemotherapy Combination Data in Lung Cancers

Responses	Non-Sq Tislelizumab + pemetrexed + platinum (n=16)	Sq Tislelizumab + paclitaxel + platinum (n=15)	Sq Tislelizumab + gemcitabine + platinum (n=6)	SCLC Tislelizumab + etoposide + platinum (n=17)	Total (N=54)
BOR, n (%)					
CR	0	0	0	0	0
PR	5 (31.3)	12 (80.0)	4 (66.7)	8 (47.1)	29 (53.7)
UPR	4 (25.0)	0	0	6 (35.5)	10 (18.5)
SD	5 (31.3)	2 (13.3)	1 (16.7)	1 (5.9)	9 (16.7)
PD	2 (12.5)	0	0	1 (5.9)	3 (5.6)
Missing	0	1 (6.7)	1 (16.7)	1 (5.9)	3 (5.6)
ORR %	56.3	80.0	66.7	82.3	72.2
ORR confirmed %	31.3	80.0	66.7	47.1	53.7

Abbreviations: BOR, best overall response; CR, complete response; Sq, squamous; PD, progressive disease; PR, partial response; SCLC, small cell lung cancer; SD, stable disease; UPR, unconfirmed partial response. Source: CSCO 2018 Wang et al Abstract 450

AEs were considered manageable and reversible, with chemotherapy dose modifications or tislelizumab dose holds, except for one fatal event of myocarditis/myositis (onset of AEs on Day 10 and died on Day 19 of treatment administration). Five patients (9.3%) experienced at least one grade ≥3 AE (polymyositis, dyspnea, rhabdomyolysis, myocarditis/myositis, and myasthenia gravis) that were considered to be possibly related to tislelizumab. Immune-related AEs (irAEs) occurred in 13 patients (24%) and included hypothyroidism (n=3), decreased tri-iodothyronine (n=2), hyperthyroidism (n=2), pneumonitis (n=2), pyrexia (n=2), and rash (n=2).

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Overview of Pamiparib (BGB-290)

Selective Inhibitor of PARP1 and PARP2

OVERVIEW	• Highly selective PARP1 and PARP2 inhibitor with potential brain penetration and strong PARP trapping activity in preclinical studies
CLINICAL DATA	• Ph1/2 data demonstrated pamiparib was generally well-tolerated with promising anti-tumor activity in ovarian cancer • Low incidence of hematological toxicities (e.g. thrombocytopenia), no liver toxicity
DEVELOPMENT PLAN	• Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors • Enrollment complete in China pivotal Ph2 trial in patients with gBRCA+ ovarian cancer • Enrollment complete in Ph3 trial in China as maintenance therapy in patients with platinum-sensitive recurrent ovarian cancer • Enrolling patients for a global Ph3 trial in gastric cancer as maintenance therapy • Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors
MILESTONES AND STATUS	• Presented updated Ph1 data in ovarian cancer at AACR 2018 • Presented updated Ph1/2 combination data in solid tumours at ESMO 2018 • Presented updated Ph1/2 combination data in GBM at SNO 2018

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Pamiparib Clinical Program

Global China

PROGRAM (TARGET)	DOSE ESCALATION	DOSE EXPANSION		PIVOTAL	
	PH1a	PH1b	PH2*	PH2**	PH3
pamiparib (BGB-290, PARP)	3L gBRCA+ OC				
	2L plat-sensitive OC maintenance				
	1L plat-sensitive GC maintenance				
	Solid tumors				
+ TMZ (Chemo)	Solid tumors				
+ RT/TMZ (RT/Chemo)	Solid tumors				
+ tislelizumab (PD-1)	Solid tumors				

- Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors
- Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals.

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Pamiparib Monotherapy Phase 1/2 Data

Promising activity and generally well-tolerated

Best Change from Baseline in Target Lesions in Epithelial Ovarian Cancer and Other Associated Tumors



BRCA+
BRCA-WT
BRCA Unknown
Platinum Resistant
Platinum Sensitive
+ Ongoing Patients
Best Response in Target Lesions (%)
80
60
40
20
0
(20)
(40)
(60)
(80)
(100)
P1: Ph1; P2: Ph2.

Best Overall Response, n (%)	Total (N=39)
Overall Response rate per RECIST v1.1 (CR+PR)	13 (33.3%)
Complete Response (CR)	3 (7.7%)
Partial Response (PR)	10 (25.6%)
Stable Disease (SD)	21 (53.8%)
Clinical Benefit Rate (CR+PR+SD with ≥24 Weeks Duration)	18 (46.2%)

Overall response rates by BRCA status were 43.5% (n=10/23; BRCA+), 15.4% (n=2/13; BRCA-WT), and 33.3% (n=1/3; BRCA unknown)

Summary of Adverse Events from Across the Ph1/2 Trial

	Ph1 (n=45)	Ph1 (n=23)	Total (N=68)
Patient Reporting ≥1 TEAE	45 (100%)	22 (95.7%)	67 (98.5%)
Patients Reporting ≥1 Treatment-Related TEAE	34 (75.6%)	19 (82.6%)	53 (77.9%)
Patients Reporting ≥1 Serious TEAE	25 (55.6%)	6 (26.1%)	31 (45.6%)
Patients who Experienced ≥1 DLT	4 (8.9%)	NA	4 (5.9%)
TEAEs Leading to Discontinuation	4 (8.9%)	0	4 (5.9%)
TRAEs Occurring in ≥10% of All Patients (N=68)	Grade 1 or 2	**Grade ≥3**	Total
Nausea	36 (52.9%)	2 (2.9%)	38 (55.9%)
Vomiting	13 (9.1%)	1 (1.5%)	14 (20.6%)
Diarrhea	12 (17.6%)	2 (2.9%)	14 (20.6%)
Fatigue	25 (36.8%)	2 (2.9%)	27 (39.7%)
Anemia	10 (14.7%)	7 (10.3%)	17 (25.0%)
Neutropenia/Neutrophil Count Decrease	2 (92.9%)	6 (8.8%)	8 (11.8%)
Decreased Appetite	10 (14.7%)	0	10 (14.7%)

All date are presented as n (%).
Abbreviations: DLT: dose-limiting toxicity; NA: not applicable; TEAE: treatment-emergent adverse event; TRAE: treatment-related adverse event.

Source: Ph1/2 data as of June 1, 2017, presented at the ESMO 2017 meeting (Lickliter et al)

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Tislelizumab/Pamiparib Combination Escalation Data Generally well-tolerated with preliminary anti-tumor activity in multiple tumor types • Ovarian or fallopian tube cancer patients (n=29) had best responses of CR (1), PR (2 confirmed, 5 unconfirmed), and SD (7). Breast cancer patients (n=2) had 1 confirmed PR. A. Change in Tumor Volume by Baseline Tumor Type Pancreatic cancer patients (n=3) had best responses of PR (1 unconfirmed) and SD (2). Uterine cancer patient (n=1) had an unconfirmed PR. SD was observed in 1 of 3 patients with prostate cancer and the 1 patient with bile duct cancer. Additional tumor types enrolled included bladder, cervical, lung, and peripheral nerve sheath cancer (n=1 each) • Grade 3-4 AEs related to tislelizumab in >1 :1 bile duct, 1 peripheral nerve sheath tumor patients were AI hepatitis/hepatitis (12%) and ALT inc. (5%); related to pamiparib in >1 patients were anemia (14%), and ALT inc., AST inc., fatigue, and nausea (5% each) • Liver-related AEs regardless of causality occurred in 12 patients (gr. 3-4 in 8 patients: 5 hepatitis, 3 including ALT and/or AST); all Best Overall Responses Included 1 CR, 3 reversible with/without corticosteroids Confirmed PRs and 7 Unconfirmed PRs • Treatment-related hepatic AEs have been reported in 1 of 300 patients treated with tislelizumab monotherapy and 0 of 65 patients treated with pamiparib monotherapy in separate ongoing trials Source: Dose escalation data as of March 31, 2017, presented at ASCO 2017 (Friedlander et al) 50

Thank you 51